Exhibit 99.1

MODEL N ANNOUNCES THIRD QUARTER OF

FISCAL YEAR 2016 FINANCIAL RESULTS

Redwood City, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud-based Revenue Management solutions to life science, technology and manufacturing companies, today announced financial results for the third quarter of fiscal year 2016, which ended June 30, 2016.

“Model N’s total revenue and profitability exceeded our guidance for the third quarter fiscal year 2016.  In addition, we saw continued strength in our recurring SaaS and Maintenance revenue which grew 49% year over year and represented 82% of this quarter’s total revenue,” said Edward Sander, Chief Executive Officer of Model N.

Sander continued, “While I am pleased with the revenue and profitability results we delivered this quarter, I am not pleased with our execution in the face of challenges we recently experienced that will impact our guidance for the 2016 fiscal year and reduce our growth for the 2017 fiscal year.  Nevertheless, we are encouraged by the demand we continue to see from new and existing customers for our cloud-based Revenue Management solutions and believe that we are well-positioned for growth in the years ahead.”

Third Quarter 2016 Financial Highlights:

•	Total Revenues: Total revenues were $27.9 million, compared to $23.6 million for the third quarter of fiscal 2015.

•

Gross Profit: Gross profit was $14.1 million, compared to $12.7 million for the third quarter of fiscal 2015.  Gross margins were 50%, compared to 54% for the third quarter of fiscal 2015.  Non-GAAP gross profit was $14.9 million, compared to $13.1 million for the third quarter of fiscal 2015.  Non-GAAP gross margins were 53%, compared to 56% for the third quarter of fiscal 2015.

•

Loss from operations: GAAP loss from operations was $(8.5) million, compared to a loss from operations of $(5.7) million for the third quarter of fiscal 2015.  Non-GAAP loss from operations was $(4.3) million, compared to a Non-GAAP loss from operations of $(2.1) million for the third quarter of fiscal 2015.

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Net loss: GAAP net loss was $(8.6) million, compared to net loss of $(5.8) million for the third quarter of fiscal 2015. GAAP diluted net loss per share attributed to common stockholders was $(0.31) based upon weighted average shares outstanding of 27.6 million, as compared to net loss per share of $(0.22) for the third quarter of fiscal 2015 based upon weighted average shares outstanding of 26.3 million.

•

Non-GAAP net loss: Non-GAAP net loss was $(4.4) million, as compared to Non-GAAP net loss of $(2.1) million for the third quarter of fiscal 2015. Non-GAAP net loss per share was $(0.16) based upon weighted average shares outstanding of 27.6 million, as compared to Non-GAAP net loss per share of $(0.08) for the third quarter of fiscal 2015 based upon weighted average shares outstanding of 26.3 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(3.2) million, compared to $(1.0) million for the third quarter of fiscal 2015.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of August 8, 2016, we are providing guidance for the fourth quarter of fiscal 2016 and the full fiscal year ending September 30, 2016.

Fourth Quarter Fiscal 2016 Guidance:

•Total revenues are expected to be in the range from $27.5 million to $28.0 million,

•Non-GAAP loss from operations is expected to be in the range of ($3.5) million to ($3.0) million,

•	Non-GAAP net loss per share is expected to be in the range of ($0.13) to ($0.11) based upon weighted average shares outstanding of 27.8 million shares.

Fiscal Year 2016 Guidance:

•	Total revenues are expected to be in the range from $106.0 million to $106.5 million,
•	Non-GAAP loss from operations is expected to be in the range of ($18.0) million to ($17.5) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.66) to ($0.64) based upon weighted average shares outstanding of 27.4 million shares.
•	We expect our ending cash balance at September 30, 2016 to be between $65.0 million and $66.0 million. This includes cash utilized in the acquisition of Channelinsight.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter of fiscal year 2016, which ended June 30, 2016. To access the call, please dial (877) 407-4018 in the U.S. or (201) 689-8471 internationally.  Passcode is 13641004.  A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on August 15, 2016 by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 13641004.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in life sciences, technology and manufacturing across more than 100 countries, including Johnson & Johnson, AstraZeneca, Boston Scientific, Novartis, Microchip Technology and Fairchild. For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal year 2016 revenue and other financial results as well as growth for fiscal year 2017. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; and (xi) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2015, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges, acquisition & integration related expenses and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, certain legal expenses and acquisition & integration related expenses as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, certain legal expenses, acquisition & integration related expenses, interest income and other (income) expenses, net, and provision for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Sheila Ennis, 650-610-4998

investorrelations@modeln.com

Media Contact:

pr@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	June 30,	September 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$70,125	$91,019
Accounts receivable, net	19,782	16,106
Deferred cost of implementation services, current portion	1,465	498
Prepaid expenses	4,345	3,229
Other current assets	331	109
Total current assets	96,048	110,961
Property and equipment, net	6,638	7,553
Goodwill	6,939	1,509
Intangible assets, net	6,067	317
Other assets	1,409	1,630
Total assets	$117,101	$121,970
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,333	$1,597
Accrued employee compensation	8,372	9,047
Accrued liabilities	5,309	3,464
Deferred revenue, current portion	30,592	22,039
Total current liabilities	46,606	36,147
Long-term liabilities:
Deferred revenue, net of current portion	1,444	1,942
Other long-term liabilities	644	819
Total long-term liabilities	2,088	2,761
Total liabilities	48,694	38,908
Stockholders' equity:
Common Stock	4	4
Preferred Stock	—	—
Additional paid-in capital	196,980	186,159
Accumulated other comprehensive loss	(587)	(466)
Accumulated deficit	(127,990)	(102,635)
Total stockholders' equity	68,407	83,062
Total liabilities and stockholders' equity	$117,101	$121,970

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015
Revenues:
License and implementation	$5,119	$8,359	$14,504	$27,781
SaaS and maintenance	22,798	15,251	63,959	40,606
Total revenues	27,917	23,610	78,463	68,387
Cost of Revenues:
License and implementation	3,521	4,020	10,539	11,806
SaaS and maintenance	10,330	6,928	29,580	18,228
Total cost of revenues	13,851	10,948	40,119	30,034
Gross profit	14,066	12,662	38,344	38,353
Operating Expenses:
Research and development	6,190	4,438	17,649	13,178
Sales and marketing	7,982	7,657	23,996	22,254
General and administrative	8,409	6,267	21,773	17,145
Total operating expenses	22,581	18,362	63,418	52,577
Loss from operations	(8,515)	(5,700)	(25,074)	(14,224)
Interest income, net	(14)	—	(28)	(6)
Other (income) expenses, net	(22)	6	23	59
Loss before income taxes	(8,479)	(5,706)	(25,069)	(14,277)
Provision for income taxes	167	80	286	407
Net loss	$(8,646)	$(5,786)	$(25,355)	$(14,684)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.31)	$(0.22)	(0.93)	$(0.57)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	27,573	26,317	27,211	25,837

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(25,355)	$(14,684)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,402	2,996
Stock-based compensation	8,787	7,412
Other non-cash charges	65	187
Changes in assets and liabilities:
Accounts receivable	(2,587)	(5,667)
Prepaid expenses and other assets	(996)	(753)
Deferred cost of implementation services	(914)	(436)
Accounts payable	517	2,174
Accrued employee compensation	(638)	(73)
Other accrued and long-term liabilities	1,862	1,278
Deferred revenue	7,087	1,723
Net cash used in operating activities	(7,770)	(5,843)
Cash Flows From Investing Activities:
Purchases of property and equipment	(1,629)	(1,748)
Acquisition of business	(12,615)	—
Capitalization of software development costs	(880)	(1,883)
Net cash used in investing activities	(15,124)	(3,631)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	2,035	2,300
Net cash provided by financing activities	2,035	2,300
Effect of exchange rate changes on cash and cash equivalents	(35)	(21)
Net decrease in cash and cash equivalents	(20,894)	(7,195)
Cash and cash equivalents
Beginning of period	91,019	101,006
End of period	$70,125	$93,811

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(8,646)	$(5,786)	$(25,355)	$(14,684)
Reversal of non-GAAP items:
Stock-based compensation expense	3,629	2,736	8,787	7,412
Depreciation and amortization	1,546	1,113	4,402	2,996
LeapFrogRx compensation charges	—	—	—	91
Acquisition and integration related costs	190	—	737	—
Legal expenses	—	853	305	1,095
Interest income, net	(14)	—	(28)	(6)
Other (income) expenses, net	(22)	6	23	59
Provision for income taxes	167	80	286	407
Adjusted EBITDA	$(3,150)	$(998)	$(10,843)	$(2,630)

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$14,066	$12,662	$38,344	$38,353
Reversal of non-GAAP expenses:
Stock-based compensation (a)	500	397	1,405	1,077
Amortization of intangible assets (b)	255	61	700	183
LeapFrogRx compensation charges (c)	—	—	—	57
Acquisition and integration related expenses (e)	68	—	182	—
Non-GAAP gross profit	$14,889	$13,120	$40,631	$39,670
Percentage of revenue	53%	56%	52%	58%

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(8,515)	$(5,700)	$(25,074)	$(14,224)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	3,629	2,736	8,787	7,412
Amortization of intangible assets (b)	382	61	1,040	209
LeapFrogRx compensation charges (c)	—	—	—	91
Legal expenses (d)	—	853	305	1,095
Acquisition and integration related expenses (e)	190	—	527	—
Non-GAAP loss from operations	$(4,314)	$(2,050)	$(14,415)	$(5,417)

	Three months ended June 30,		Nine months ended June 30,
	2016	2015	2016	2015
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(8,646)	$(5,786)	$(25,355)	$(14,684)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	3,629	2,736	8,787	7,412
Amortization of intangible assets (b)	382	61	1,040	209
LeapFrogRx compensation charges (c)	—	—	—	91
Legal expenses (d)	—	853	305	1,095
Acquisition and integration related expenses (e)	190	—	737	—
Non-GAAP net loss attributable to common stockholders	$(4,445)	$(2,136)	$(14,486)	$(5,877)
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net loss per share attributable to common stockholders:
Weighted average number of shares used in computing GAAP and non-GAAP diluted net loss per share	27,573	26,317	27,211	25,837
GAAP diluted net loss per share attributable to common stockholders	$(0.31)	$(0.22)	$(0.93)	$(0.57)
Non-GAAP diluted net loss per share attributable to common stockholders	(0.16)	(0.08)	(0.53)	(0.23)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, certain legal expenses, Channel Insight acquisition related costs, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a) Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP results because stock-based compensation amounts are difficult to forecast due in part to the volume, timing and terms of restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b) Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c) In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totaling up-to $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d) Legal expense is for the securities class action lawsuits filed in September 2014 and January 2015. We believe that the exclusion of these legal expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(e) In October 2015, we acquired Channel Insight for a cash consideration of $12.6 million, as part of the acquisition, we incurred certain non-recurring integration costs and purchase price adjustments. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.